SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 6, 2002

        NEW SKY COMMUNICATIONS, INC.(formerly THOROUGHBREDS U.S.A., INC.)
             (Exact name of registrant as specified in its charter)

              New York                2-98684-NY        16-1229730
      (State of incorporation)   (Commission file     (I.R.S. Employer
                                       number)          identification no.)

36 West Main Street, Suite 710, Rochester, New York             14614
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (585) 232-1500

Item 2. Acquisition/Disposition of Assets

           On August 5, 2002, the Company issued the following press release:


NEW SKY COMMUNICATIONS ENTERS THE DOCUMENT SECURITY BUSINESS THROUGH THE ACQUISITION OF TWO COMPANIES


New Sky Communications Inc. (OTCBB: NSCI ) today announced it has acquired all of the stock of Thomas M. Wicker Enterprises, Inc. a consulting and state-of-the-art document security research and development operation headquartered in Livonia, New York. New Sky also acquired all of the stock of Lester Levin, Inc., DBA Patrick Printing, a law office supplies and digital printing company headquartered in Rochester, New York. New Sky said it would issue 1,750,000 unregistered, restricted common shares of its stock to acquire the two companies. Lester Levin Inc. had un-audited revenues of $472,779 for the six month period ended June 30, 2002 compared to un-audited revenues of $429,496 during the same period in 2001.


New Sky also announced that its President and Chairman, E. Anthony Wilson, has resigned and has appointed Patrick White, President of Lester Levin Inc, DBA Patrick Printing as the new Chairman and President of New Sky Communications. Patrick White has an MBA from Rochester Institute of Technology and has owned and operated several successful printing companies since 1987. Mr. White previously served as Corporate Controller of Rochester Community Savings Bank, a publicly held thrift institution that was acquired by Charter One Bank.


Thomas Wicker, President of Thomas M. Wicker Enterprises, Inc. has been named Director of Research and Development of New Sky Communications. Mr. Wicker is a leading authority in the field of document security. His main responsibility will be to develop and implement new technologies and patents. Tom Wicker has



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been involved in the security printing business for over 20 years and owns numerous patents relating to document security, all of which will be transferred to New Sky Communications. Mr. Wicker refined his skills working with his late father Ralph Wicker, a widely known document security scientist who received the New York State Patent Law Assn. Inventor of The Year Award in 1995.


"Thomas M. Wicker Enterprises, Inc. has been working with several worldwide corporations which are interested in our new anti-counterfeiting technology," said Tom Wicker, " and this new organizational structure provides us with the financial support to actively market both our current and future technologies.


Patrick White said, "Since September 11, 2001, we have entered an environment where document security has become a major concern. With the advent of color copiers, computer scanners and digital printing technology, counterfeiting has become easier and therefore has increased to unprecedented levels around the world. Today, governments must protect themselves from white-collar terrorists and counterfeiters by protecting their currencies, identification cards, passports and a host of other sensitive printed documents. Corporations are also dealing with counterfeiting. For example, the financial services industry must protect the integrity of their checks, the medical profession must protect their prescriptions from being copied and manufacturing industries must take steps to prevent duplication of their brand names on product labels, parts boxes, coupons, gift certificates and even retail tags."


"New Sky, through the acquisitions announced today can offer cost effective innovative document security technologies to both end users as well as forward-thinking security printers on a global basis. Our marketing research causes us to believe that end users are demanding a better response to their anti-counterfeiting needs and we believe we have the technology to provide that response," says Patrick White.


In order to initially fund the marketing of these technologies, New Sky also announced today that it would raise $500,000 through a private placement of 5,000,000 unregistered, restricted common shares.


New Sky will be headquartered at the offices of Patrick Printing in the Executive Office Building, Suite 710, 36 Main Street West, Rochester, NY 14614. A website and catalog are currently being prepared During the initial transition period telephone calls may be directed to Patrick White at (585) 232-1500.


ABOUT NEW SKY COMMUNICATIONS


New Sky Communications (OTCBB: NSCI ) is a leading provider of printed security features, which prevent forgery, duplication, counterfeiting, scanning and re-imaging for any type of printed documents or packaging. Governments. Financial services, retailers, parts manufactures, digital imaging and security print industries can utilize its offerings. New Sky's annual revenues are slightly under $1 million.


Safe Harbor Statement


This release includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual




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results for fiscal year 2002 and beyond could differ materially from the
Company's current expectations. Forward-looking statements are identified by words such as "anticipates," "projects," "expects," "plans," "intends," "believes," "estimates," "targets," and other similar expressions that indicate trends and future events. Factors that could cause the Company's results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company's products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company's control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company's success in attracting and retaining key personnel. Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company's filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 30, 2001. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

CONTACT:

     Contact: Patrick White
     Company: New Sky Communications
     Voice:   585-232-1500
     Email:   PATRICK.WHITE@CHOICEONEMAIL.COM


Item 5. Other Events

           On August 1, 2002, E. Anthony Wilson resigned as President, Chairman and Chief Financial Officer of New Sky for personal reasons. A copy of his resignation letter is annexed hereto as an Exhibit.

           Mr. Wilson has appointed Patrick White President, Chairman and Chief Financial Officer of New Sky as his replacement and negotiated a two (2) year Employment Agreement with Mr. White. A copy of the said Agreement is annexed hereto as an Exhibit.


Item 6. Resignation of Director

           E. Anthony Wilson, President, Chairman and Chief Financial Officer resigned said offices of New Sky for personal reasons. (See above.) A copy of the resignation letter is annexed hereto as an Exhibit. Mr. Wilson has appointed Patrick White as President, Chairman and Chief Financial Officer of New Sky as his replacement and negotiated a two (2) year Employment Agreement with Mr. White. See Exhibits annexed hereto.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NEW SKY COMMUNICATIONS, INC.
                                                      (Registrant)


                                          By: /S/ PATRICK WHITE
                                                 -----------------
                                              Patrick White, President,
DATE: AUGUST 6, 2002                          Chairman, Chief Financial Officer





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